SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 12, 2006 (January 11, 2005)

Atlantic Express Transportation Corp.

(Exact Name of Registrant as Specified in Charter)

New York	4151	13-392-4567
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7 North Street Staten Island, New York 10302-1205

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (718) 556-8079

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On January 11, 2006, Midway Leasing, Inc., a subsidiary of Atlantic Express Transportation Corp. (the “Company”), completed the sale and leaseback of its owned real property located in Staten Island, New York.  The sale and leaseback was pursuant to the Contract of Sale with a third party (the “Purchaser”).  Pursuant to the Contract of Sale, Midway Leasing sold to the Purchaser its owned real property in Staten Island, New York for a gross purchase price of $4,200,000.  In connection with the sale of the real property, the Company agreed to leaseback the premises from the Buyer for a term of ten years.  The lease calls for monthly payments of $29,750 with annual increases of 2.0%. The Company will be responsible for all real property taxes and utilities.  The Company previously reported entry into the Contract of Sale and the lease in its Current Report on Form 8-K filed on November 29, 2005.

Item 2.03               Creation of Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

On January 11, 2006, the Company consummated its lease arrangement in connection with the sale and leaseback transaction described in Item 2.01 hereof, which is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(c)   Exhibits:

10.1

Contract of Sale, dated November 22, 2005, for the real property located in Staten Island, New York (filed as Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on November 29, 2005, and incorporated herein by reference).

10.2	Lease for the real property located in Staten Island, New York.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 12, 2006

ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Neil J. Abitabilo
Name:	Neil J. Abitabilo
Title:	Chief Financial Officer